SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 15, 2017
(Date of Earliest Event Reported)

DATA CALL TECHNOLOGIES, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada	0-54691	30-0062823
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 S. Friendswood Dr. Suite E, Friendswood, Texas		77546
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (866) 219-2025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previous Financials, Audits or Interim Review.

(a) On June 15, 2017, Data Call Technologies, Inc. (the "Company") filed Amendment No. 1 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2016, previously filed on October 25, 2016, to the Company's Annual Report on Form 10-K for the year ended December 31, 2016, previously filed on April 12, 2017 and to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2017, previously filed on May 12, 2017 (collectively, the "Amendments"). The Amendments were filed to correct share-based information related to reverse stock split, which was not effectuated. These Amendments properly reflects changes in share-based information in our balance sheets and statements of operations.

On May 24, 2017, the Company's Chief Financial Officer concluded that the above-mentioned financial statements included in the Amendments (collectively, the "Non-Reliance Periods"), should not be relied upon because of the error described above, which error was solely related to the number of shares issued and outstanding, which has been corrected in the amended filing.  In all other respects, the financial statements remained unchanged in any way.

The Company's management has discussed the matters disclosed in this Item 4.02(a) with the Company's independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data Call Technologies, Inc.
By: /s/ Timothy E. Vance

Date: June 15, 2017